EXHIBIT 10.1.2

Consumer Report User Agreement                                        EMPLOYMENT
Amended September 1, 1997


This agreement by and between Avert, Inc. and the company named below ("User") and/or its designated agent(s), consists of the following understandings and conditions:

User certifies and agrees to:

1. Use the services of and the reports received from Avert in strict compliance with all provisions of the Fair Credit Reporting Act (FCRA), Public Law 91-508 and the Americans with Disabilities Act (ADA 1990), and all other applicable federal and state laws and regulations including federal and state equal opportunity laws and regulations.

2. Use the information provided by Avert for the user's exclusive use only, except to disclose said information to the subject of the report, and for employment purposes only, and only in accordance with applicable law.

3. Make a clear and conspicuous disclosure to the applicant or employee, in writing and in a separate document, that a consumer report may be obtained for employment purposes.

4. Make a clear and accurate disclosure to the applicant or employee if an investigative consumer report (reference check) will be obtained, including a statement informing the subject of the report that additional information is available if requested.

5. Obtain the proper written authorization from the applicant or employee for any consumer report prior to requesting any report.

6. Provide proper notice to the applicant or employee, a copy of the report obtained, and a Summary of Rights, as required by the FCRA, if an adverse decision regarding employment is going to be made due to information in any report obtained from Avert, Inc.

7. Ensure that reports will be requested only by User's designated representatives and forbid employees from obtaining reports on themselves, associates or any other person except in the exercise of their official duties.

8. Recognize that information is obtained and managed by fallible sources, and that for the fee charged, Avert does not guarantee or insure the accuracy or the depth of information provided.

9. Assume responsibility for the final verification of the applicant's identity.

10. Base employment decisions or any actions on the User's lawful policies and procedures and recognize that Avert employees are not allowed to render any legal opinions regarding information contained in a consumer report.

11. Pay for services based on a statement system similar to ones used by telephone companies. Terms are NET 30 days. Accounts in arrears will assume a finance charge of 2% per month or the highest lawful rate, whichever is less. If an account goes to collection, User agrees to pay all expenses, including reasonable legal fees.

12. Provide credit information on user as may be requested by Avert, Inc. during the course of this agreement.

13. Be aware that, if an account remains inactive for twelve consecutive months, it may be closed and a new User Agreement may be required to reopen the account.

14.  Acknowledge that a facsimile of this agreement is as valid as an original.

15. Recognize that in order to remain in compliance with laws and regulations governing consumer reporting agencies, Avert may make modifications to this agreement from time to time. These modifications may be mailed to the User and the User's use of Avert's services after the date specified in the communication will be construed as your agreement and implied consent to these modifications.

Avert agrees to:

1. Comply with all applicable laws in the preparation and transmission of reports as defined in 15 USC-1681 et seq, regulated by the Federal Trade Commission.

2. Follow reasonable quality assurance procedures to assure maximum possible accuracy of information.

3. Re-verify at no cost any disputed report when either the User or the subject makes a request in accordance with applicable law. Avert's response shall be made in writing and delivered in a timely manner.

4. Maintain consumer report information and transaction details for a minimum of two years. During an inquiry, the subject of the report has the right to learn the name of the User ordering information and has the right to receive a copy of the report ordered by the User when a lawful request is made to Avert.

5. Provide all information to the consumer as required by the Fair Credit Reporting Act.

6.   Maintain   confidentiality   of  its  data   acquisition  and  verification
     methodology.

7.   Avert may, at its sole discretion, terminate service to any user.

Consumer Report User Agreement

Please  read both sides and  complete  this  agreement,
attach a check or provide  credit card  information  as
payment of the  $50.00  set up fee,  and mail to Avert.
You will be billed NET 30 days for Avert  products  and
services.  When your  account is  established,  we will
call you with you  customer  number and send you a copy
of this agreement.  The security and  dissemination  of
this unique customer number are the  responsibility  of
the  person  signing  this  agreement  for the  User as
defined  on  the  back.   Avert  will  neither  release          AVERT
information nor take orders for services unless the Your Customer Number Is customer number is provided. If you are dissatisfied for any reason, notify Avert in writing within 30 days ----------------------- of the date you signed this agreement. Your account will be closed and your setup fee (less any charges for
products  and  services   ordered)  will  be  refunded.

                          Delivery Address for Reports
           One address must be the physical location of your company.

Business Name (User)
                    ------------------------------------------------------------
Address
        ------------------------------------------------------------------------
                      City                       State            Zip Code

Phone#                                       Fax #
       ------------------------------------       ------------------------------
Contact Name(s)
               -----------------------------------------------------------------
               First                     Last                        Title

                                 Billing Address
                            Invoices to be sent here.
Business Name (User)
                     -----------------------------------------------------------
Address
        ------------------------------------------------------------------------
                      City                       State            Zip Code
Phone#                                     Fax #
       -----------------------------------       -------------------------------
Contact Name(s)
               -----------------------------------------------------------------
               First                     Last                         Title

1. Please describe your company's business.
   -----------------------------------------------------------------------------
2. List approximate number of employees.
                                        ----------------------------------------
3. How long has your company been in business?
                                               ---------------------------------
4. Is your company in a: [] Commercial [] Residential [] Other (please explain) location?
   -----------------------------------------------------------------------------
5. If you intend to use Name Link or Credit Link reports, please attach a copy of your business license.

6. Identify two principals (or owners) of your business, or, if your company stock is traded on a recognized stock exchange give symbol and exchange.
   Name:                         Title:                          Phone:
         -----------------------        ---------------------          ---------
   Name:                         Title:                          Phone:
         -----------------------        ---------------------          ---------
   Symbol:                              Exchange:
          -----------------------------           ------------------------------

7. Check here to join AVERTadvantage for $10/month.  [ ]

8. If paying $50 setup fee by credit card, please complete the following:

   Credit Card:                      Card Number:
                --------------------             -------------------------------
   Cardholder Name:                                Expiration Date:
                   -------------------------------                 -------------
     User certifies that the "Terms for Consumer Report User Agreement" on the back of this page have been read and agrees to the terms as written.


X
 -------------------------------------------------------------------------------
 User Authorized Signature               Title                              Date


--------------------------------------------------------------------------------
Avert, Inc. Authorized Signature         Title                              Date